UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 March 19, 2001
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                             Commission file number

                                     0-27599
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                            HARVARD SCIENTIFIC CORP.
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             (Exact name of registrant as specified in its charter)


          Nevada                                                 88-0226455
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(State of other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)



1325 Airmotive Way, Suite 125, Reno, Nevada                        89502
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(Address of principal executive offices)                        (Zip Code)


Registrant's Telephone number, including area code:  (800) 841-3907
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Item 2.  Acquisition or Disposition of Assets
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         On March 19, 2001,  Harvard  Scientific  Corp. (the "Company")  entered into an Exchange Agreement with the Stockholders of Four Starz Holdings, Inc., Four Starz Productions, Inc., Gladiator Films, Inc., and LaPlaya Studios, Inc., all four of which are Florida corporations. Under the terms of the Exchange Agreement, the Florida corporations obtained equity and management control of the Company by exchanging all of the issued and outstanding shares of Four Starz Holdings, Inc., Four Starz Productions, Inc., Gladiator Films, Inc., and LaPlaya Studios, Inc., for 14,000,000 shares of the Company's common stock. The Exchange Agreement represents not only a change in control of the Company, but a change in the Company's principal line of business.

         The Florida companies are engaged in the business of financing production and sale of feature films in the entertainment industry. Three of the Florida companies, Four Starz Holdings, Inc., Gladiator Films, Inc., and Four Starz Productions, Inc., have assets consisting of a film inventory, story rights, film distribution and pre-sale executed contracts. The fourth Florida company, LaPlaya Studios, is currently designing the state of the art film, television and music recording studio to be built in the heart of South Beach, Miami Beach, Florida. The Company's new Chief Executive Officer and Chairman of the Board is Abraham M. Daniels. Daniel DeLiege will serve as the new President and the Chief Operating Officers. The former Directors and Officers of the corporation, namely Stewart Brame, Gordon Cole, Curtis Orgill and Alexander H. Walker Jr., resigned as Officers and Directors effective the close of business on Monday, March 19, 2001. In addition to Abraham M. Daniels and Daniel DeLiege, four other persons were elected to the Board of Directors, which will total six Directors. The other four Directors are Angelo Manarino, Bruno Trampoli, Dr. Ira Ashwal and Mark Podlin, Esq. Seven million shares were issued to Abraham M. Daniels and Daniel DeLiege received seven million shares. The four Directors, Messrs. Manarino, Trampoli, Ashwal and Podlin, each received 250,000 shares. Anna Oliveo was elected as Secretary of the corporation. Thus, a total of 15,000,000 shares were issued as the consideration.

         In addition to the stock which was issued to the above-named individuals, the following persons received Options to Purchase Stock at five cents per share, which was one-half the market value of the stock prior to the time new management took control of the corporation. The term of the Options is two years and may be exercised in part or in whole at any time during the two year period.


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         The  following  persons  received  Options:  Abraham  Daniels  received thirteen million shares, Daniel DeLiege received thirteen million shares, Anna Oliveo one million shares, Alfredo Dominguez, one million shares, Lyn Sadlofsky one million shares., Angelo Manarino, two hundred fifty thousand shares, Dr. Ira Ashwal, two hundred fifty thousand shares, Mark Podlin, two hundred fifty thousand shares, Gary Sipple, two hundred fifty thousand shares. All of these Options were duly adopted by the prior Board of Directors in order to induce the new Board of Directors and their Officers to assume equity and management control of the Company.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         Appropriate financial statements reflecting the change in the Company's management and control and business operations will be filed with an Amended Form 8-K within sixty (60) days of the filing of this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HARVARD SCIENTIFIC CORP.



Date: March 28, 2001               By: /s/ Abraham M. Daniels
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                                           Abraham M. Daniels
                                           Chairman of the Board






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